Exhibit 99.1

Freescale Semiconductor Announces Third Quarter 2008 Results

AUSTIN, Texas--(BUSINESS WIRE)--October 30, 2008--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the third quarter ended September 26, 2008.

Highlights for the third quarter of 2008 include:

  Net sales of $1.41 billion;
  Adjusted EBITDA of $387 million;
  Cash, cash equivalents and short-term investments of $1.30 billion at September 26, 2008;
  Non-cash impairment charges of $3.37 billion.

Net Sales

Net sales for the third quarter of 2008 were $1.41 billion, compared to $1.47 billion in the second quarter of 2008 and $1.45 billion in the third quarter of 2007. “Despite a tremendously challenging macroeconomic environment across multiple end markets, the Freescale team delivered solid sales, margins and cash,” said Rich Beyer, chairman and CEO.

Operating Results

The reported loss from operations for the three months ended Sept. 26, 2008 was $3.37 billion, compared to a loss of $202 million in the third quarter of 2007. The operating loss for the third quarter of 2008 included non-cash charges related to an impairment to goodwill and intangible assets totaling $3.37 billion.

Adjusted operating earnings (defined in Note 1 in the Notes to the Consolidated Financial Information attached to this press release) for the three months ended Sept. 26, 2008 was $191 million compared to $195 million last year.

Adjusted EBITDA (defined in Note 2 in the Notes to the Consolidated Financial Information attached to this press release) was $387 million for the third quarter of 2008 and $1.66 billion for the 12 months ended Sept. 26, 2008.

A description of Adjusted EBITDA and adjusted operating earnings and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the third quarter of 2008 are as follows:

  Microcontroller net sales were $408 million in the third quarter of 2008, compared to $460 million in the second quarter of 2008 and $465 million in the third quarter of 2007.
  RF, Analog and Sensor net sales were $261 million in the third quarter of 2008, compared to $280 million in the second quarter of 2008 and $256 million in the third quarter of 2007.
  Networking and Multimedia products net sales were $307 million in the third quarter of 2008, compared to $312 million in the second quarter of 2008 and $281 million in the third quarter of 2007.
  Cellular net sales were $344 million in the third quarter of 2008, compared to $337 million in the second quarter of 2008 and $349 million in the third quarter of 2007.
  Other net sales were $89 million in the third quarter of 2008 compared to $83 million in the second quarter of 2008 and $95 million in the third quarter of 2007.

Goodwill and Intangible Asset Impairment

During the third quarter of 2008, in connection with the Company’s decision to explore strategic options for its cellular products business and the resulting impact on its net sales, as well as the potential impact from weakening market conditions affecting its other businesses, and the lower market capitalizations of its peer group, the Company concluded that indicators of impairment existed with regard to its intangible assets and goodwill. These intangible assets and goodwill were established in purchase accounting at the completion of the merger in December 2006. Consequently, the Company recorded non-cash impairment charges for intangible assets and goodwill totaling $3.37 billion in the third quarter. The goodwill impairment charge is an estimate which the Company expects to finalize in the fourth quarter of 2008.

Reorganization of Business and Other

During the third quarter, the Company recorded Reorganization of Business and other costs, which reflected a net benefit of $139 million. Included in reorganization of business and other was a benefit in connection with the third quarter 2008 settlement with Motorola, including the recognition of all remaining previously deferred revenue and certain cash compensation. This benefit was partially offset by a charge for contract termination fees, impairment costs related to certain research and development assets, and employee severance costs.

Looking Ahead

In light of the Company’s renewed focus on key market leadership positions and given general market conditions, the company has initiated a series of restructuring actions to streamline its cost structure and re-direct some research and development investments into growth markets. These actions will reduce headcount in our supply chain, technology, marketing and general and administrative functions. The Company currently expects to incur cash restructuring charges of approximately $175 million and corresponding annualized cost savings in excess of $400 million. These restructuring costs and savings are inclusive of the severance actions undertaken in the third quarter of 2008.

Financial Position

Cash, cash equivalents and short-term investments were $1.30 billion on September 26, 2008, compared to $1.20 billion on June 27, 2008. Capital expenditures were $53 million or 4 percent of net sales for the third quarter of 2008. The company also announced on Oct. 24, 2008 that it had received approximately $460 million by making a draw under its $750 million revolving credit facility under its Credit Agreement, which expires in 2012.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on October 30, 2008. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world's largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2008.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	September 26,	June 27,	September 28,
	2008	2008	2007

Net sales	$1,409	$1,472	$1,446
Cost of sales	821	840	869
Gross margin	588	632	577
Selling, general and administrative	166	175	163
Research and development	293	293	270
Amortization expense for acquired intangible assets	272	273	346
Reorganization of businesses, contract settlement and other	(139)	25	-
Impairment of goodwill and intangible assets	3,368	-	-
Merger expenses	2	3	-
Operating loss	(3,374)	(137)	(202)

Other expense, net	(173)	(146)	(194)
Loss before income taxes	(3,547)	(283)	(396)
Income tax benefit	(66)	(99)	(135)
Net loss	$(3,481)	$(184)	$(261)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	September 26,	June 27,	September 28,
	2008	2008	2007

Adjusted gross margin	$645	$694	$623
Inventory step-up recognition	-	7	-
Incremental depreciation and amortization expense	57	55	46
Gross margin	$588	$632	$577

Adjusted operating earnings	$191	$234	$195
Sigmatel IP R&D Charge	(1)	3	-
Inventory step-up recognition	-	7	-
Incremental depreciation and amortization expense	63	60	51
Amortization expense for acquired intangible assets	272	273	346
Reorganization of businesses, contract settlement, and other	(139)	25	-
Impairment of goodwill and intangible assets	3,368	-	-
Merger expenses	2	3	-
Operating loss	$(3,374)	$(137)	$(202)

EBITDA excluding the effects of purchase accounting and other items	$322	$368	$353
Sigmatel IP R&D Charge	(1)	3	-
Inventory step-up recognition	-	7	-
Reorganization of businesses, contract settlement, and other	(139)	25	-
Impairment of goodwill and intangible assets	3,368	-	-
Fair value adjustment on interest rate swaps	-	(14)	-
Merger expenses	2	3	-
EBITDA	$(2,908)	$344	$353

Note 1: Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP).  Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating (loss) earnings to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	September 26,	June 27,	September 28,
	2008	2008	2007

Microcontroller (a)	$408	$460	$465
Cellular (b)	344	337	349
Networking and Multimedia (c)	307	312	281
RF, Analog and Sensors (d)	261	280	256
Other (e)	89	83	95
	$1,409	$1,472	$1,446

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Three Months ended September 26, 2008	Twelve Months ended September 26, 2008

Net loss	$(3,481)	$(4,436)
Interest expense, net	169	704
Income tax (benefit)	(66)	(532)
Depreciation and amortization (a)	470	1,897
EBITDA	$(2,908)	$(2,367)
Non-cash stock-based employee compensation (1)	14	54
Other non-cash charges (2)	3,386	3,848
Non-recurring/one-time items (3)	(150)	(74)
Cost savings (4)	21	100
Other defined terms (5)	24	96
Adjusted EBITDA	$387	$1,657

(a) Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, asset impairment charges and other non-cash items.

(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business programs.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2:  Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities.  We believe that the presentation of Adjusted EBITDA for the three months and year ended September 26, 2008 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	September 26,	June 27,	September 28,
	2008	2008	2007
ASSETS
Cash and cash equivalents	$702	$502	$272
Short-term investments	599	697	500
Accounts receivable, net	688	706	500
Inventory	718	724	846
Other current assets	500	425	356
Total current assets	3,207	3,054	2,474

Property, plant and equipment, net	2,135	2,296	2,929
Goodwill	2,715	5,345	5,317
Intangible assets, net	2,365	3,385	4,639
Other assets, net	643	585	567
Total assets	$11,065	$14,665	$15,926

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$93	$92	$94
Accounts payable	439	473	418
Accrued liabilities and other	720	721	743
Total current liabilities	1,252	1,286	1,255

Long-term debt	9,269	9,278	9,389
Deferred tax liabilities	830	897	1,197
Other liabilities	369	390	411

Stockholder's equity	(655)	2,814	3,674
Total liabilities and stockholder's equity	$11,065	$14,665	$15,926

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	September 26,	June 27,
	2008	2008

Free cash flow	$114	$19
Proceeds from sales of strategic investments and businesses	(14)	-
Capital expenditures	53	74
Proceeds from sales of property, plant, and equipment and assets held for sale	(1)	(140)
Payments for other assets	13	18
Payments for Acquisition	-	94
Cash flow provided by operations	$165	$65

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures. The most directly comparable GAAP measure is cash flow provided by operations. We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions. We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business. Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow. We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor, Austin
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Robert Hatley, 512-996-5134
robert.hatley@freescale.com